Exhibit 99.1

July 2022 Investor Presentation

Disclaimer This investor presentation (the "Presentation") is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to an investment in securities in connection with a proposed business combination (the "Proposed Transaction") between B . Riley Principal 150 Merger Corp ("BRPM" or "SPAC") and FaZe Clan Inc . ("FaZe"), and for no other purpose . This Presentation is for informational purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in SPAC in anticipation of the Proposed Transaction . The information contained herein does not purport to be all - inclusive and none of BRPM, FaZe or their respective directors, officers, stockholders or affiliates makes any representation or warranty, expressed or implied as to the accuracy, completeness or reliability of the information contained in this Presentation . Forward Looking Statements : This Presentation includes “forward - looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . All statements, other than statements of present or historical fact included in this communication, regarding the proposed Business Combination, the ability of the parties to consummate the proposed Business Combination, the benefits and timing of the proposed Business Combination, as well as the combined company’s strategy, future operations and financial performance, estimated financial position, estimated revenues and losses, projections of market opportunity and market share, projected costs, prospects, plans and objectives of management are forward - looking statements . These forward - looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expects,” “will,” “projected,” “continue,” “increase,” and/or similar expressions that concern BRPM’s or FaZe’s strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward - looking . Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on BRPM’s and FaZe’s management’s belief or interpretation of information currently available . These forward - looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of BRPM’s and FaZe’s management and are not predictions of actual performance . Because forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this Presentation, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict . Many factors could cause actual results and conditions (financial or otherwise) to differ materially from those indicated in the forward - looking statements, including but not limited to : (1) the occurrence of any event, change or other circumstances that could give rise to the termination of any of the definitive agreements with respect to the Proposed Transaction ; (2) the outcome of any legal proceedings or other disputes that may be instituted against BRPM, FaZe, the combined company or others ; (3) the inability to complete the Proposed Transaction due to the failure to obtain approval of the stockholders of BRPM, to obtain certain governmental and regulatory approvals, or to satisfy other conditions to closing ; (4) changes to the proposed structure of the Proposed Transaction that may be required or appropriate as a result of applicable laws or regulations, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Transaction ; (5) the ability to meet stock exchange listing standards following the consummation of the Proposed Transaction ; (6) the risk that the Proposed Transaction disrupts current plans and operations of BRPM or FaZe as a result of the announcement and consummation of the Proposed Transaction ; (7) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management, key employees and talents ; (8) costs related to the Proposed Transaction ; (9) changes in applicable laws or regulations, including changes in domestic and foreign business, market, financial, political, and legal conditions ; (10) the possibility that BRPM, FaZe or the combined company may be adversely affected by other economic, business, and/or competitive factors ; (11) the impact of COVID - 19 on SPAC's or FaZe's business and/or the ability of the parties to complete the Proposed Transaction ; (12) the inability to complete planned private placements in connection with the Proposed Transaction ; and (13) other risks and uncertainties set forth in the Proxy Statement/Prospectus relating to the Proposed Transaction . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of SPAC and FaZe . Forward - looking statements speak only as of the date they are made . While FaZe and SPAC may elect to update these forward - looking statements at some point in the future, FaZe and SPAC specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing FaZe’s and SPAC’s assessments as of any date subsequent to the date of this communication . Accordingly, undue reliance should not be placed upon the forward - looking statements . 2

Disclaimer (cont.) Important Information about the Proposed Transaction and Where to Find it : In connection with the Proposed Transaction, BRPM has filed a Registration Statement on Form S - 4 with the Securities and Exchange Commission (the “SEC”) and a definitive proxy statement/prospectus relating to the Proposed Transaction (the “Proxy Statement/Prospectus”) . BRPM has mailed the Proxy Statement/Prospectus to holders of BRPM’s shares of common stock as of the record date established in connection with BRPM’s solicitation of proxies for the vote by BRPM stockholders with respect to the Proposed Transaction and other matters as described in the Proxy Statement Prospectus . BRPM stockholders and other interested persons are urged to read the Proxy Statement/Prospectus, and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the Proposed Transaction, as these materials contain important information about BRPM, FaZe and the Proposed Transaction . Stockholders are able to obtain copies of the Proxy Statement/Prospectus and other documents filed with the SEC, without charge, at the SEC's website at www . sec . gov, or by directing a request to : B . Riley Principal 150 Merger Corp . , 299 Park Avenue 21 st Floor, New York, New York 10171 . No Representation or Warranty This Presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to the Proposed Transaction . The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice . No representation or warranty, express or implied, is or will be given by the SPAC or FaZe or any of their affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Proposed Transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto . The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material . SPAC and FaZe disclaim any duty to update the information contained in this Presentation . No Offer or Solicitation This Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction . This Presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . For the avoidance of doubt, none of the SEC nor any securities commission or similar regulatory agency of any other U . S . or non - U . S . jurisdiction has reviewed, evaluated, approved or disapproved of the Proposed Transaction, including the proposed business combination presented herein or the securities, or determined that this Presentation is truthful or complete . To the fullest extent permitted by law in no circumstances will SPAC, FaZe or any of their respective subsidiaries, equity holders, affiliates, directors, officers, employees, representatives, advisers or agents be responsible or liable for a direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Participants in Solicitation BRPM and FaZe and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of BRPM's stockholders in connection with the Proposed Transaction . Stockholders of BRPM may obtain more detailed information regarding the names, affiliations and interests of BRPM's and FaZe’s directors and executive officers in the Proxy Statement/Prospectus . Information concerning the interests of BRPM's participants in the solicitation, which may, in some cases, be different than those of BRPM's stockholders generally, are set forth in the Proxy Statement/Prospectus . 3

Disclaimer (cont.) Industry and Market Data Although all information and opinions expressed in this Presentation, including market data and other statistical information, were obtained from sources believed to be reliable and are included in good faith, FaZe and BRPM have not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness . Some data is also based on the good faith estimates of FaZe and BRPM, which are derived from their respective reviews of internal sources as well as the independent sources described above . Trademarks BRPM and FaZe own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with BRPM or FaZe, or an endorsement or sponsorship by or of BRPM or FaZe . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the @, TM or SM symbols, but such references are not intended to indicate, in any way, that BRPM or FaZe will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . 4

Investment Thesis

INVESTMENT THESIS

1	***Leading Digital Native Lifestyle Brand***	• FaZe has expanded past its gaming roots and is becoming a voice of youth culture with ~500mm[(1)] combined social media reach and an estimated 130mm[(2)] uniques as of March 31, 2022 • More cross platform actions than the next 8 Esports organizations combined[(3)]
2	***Diversified Multiplatform Monetization Strategy***	• Organic growth from sponsorships, content, merchandise, Esports, international expansion, and other IP verticals presents opportunity to increase monetization per audience[(4)]
3	***Global Market Growth***	• The global video streaming market is expected to grow at a CAGR of 21% from 2021E to 2028E[(5)] • ~3.1bn global players[(6)] • 530mm+ Esports audience expected to grow at 6%+ per year[(7)]
4	***Lucrative and Hard to Reach Demographic***	• 80% of FaZe audience between 13 and 34 years old – a demographic which is challenging for advertisers to reach with traditional media[(8)] • Gen Z expected global income of $33tn by 2030E[(9)]
5	***Scalable Future M&A Growth***	• Opportunities for strategic and financial synergies across several verticals • FaZe believes that it can be the conduit between the digital and real world, a challenging area for traditional brands and industries
6	***Strong Financial Profile***	• FaZe provides a powerful combination of expected strong growth, capital efficiency and a rapid path to profitability with no pro forma debt

(1) Twitter, Instagram, TikTok, YouTube, Twitch. See "Key Performance Indicators – Total Reach" on pg. 211 of the Proxy Statement/Prospectus for additional detail on how FaZe calculates its social media reach.
(2) Unique audience represents total subscribers to FaZe owned and FaZe talent channels on YouTube as of March 31 2022.
(3) U.S. brands, Reactions, Comments, Shares, Retweets and Likes on Facebook / Twitter / Instagram, main account, 2020. Shareablee "The State of Social Media in the U.S. 2020", 2021.
(4) Based on $ per unique audience, J.P. Morgan "Alexia's Sports Rights Almanac – 2020", June 2020.
(5) Grand View Research "Video Streaming Market Size & Share Report", February 2021.
(6) Newzoo "Global Games Market Report", April 2022. Player is defined as anyone who has played games on PC, console, or mobile device in the last 6 months.
(7) Newzoo "Global Esports & Live Streaming Market Report", April 2022. CAGR representative of 2022 to 2025
(8) YouTube, management analysis.
(9) Bank of America "OK Zoomer: Gen Z Primer", November 2020.

6

WHAT IS FAZE?[1]

LEADING YOUTH CULTURE BRAND AND PLATFORM FORGED BY AND FOR DIGITALLY NATIVE GENERATIONS

Voice of a Generation

- Gen Z expected global income of $33tn by 2030E[2]

Engagement of Loyal Fans

- Engagement on par with top traditional live sports leagues and teams[4]



RollingStone
70s
VICE
2010s
90s / 2000s
Disney
VIACOMCBS
WARNER
MEDIA
FORTNITE
KARDASHIANS
ENDEAVOR
UFC
NFL
CHAMPIONS
LEAGUE
NBA
HIGHER GROUND
ROCNATION

Reach of Media Conglomerates

- ~500mm social media reach[3]

Influence of Global Celebrities

- FaZe is at the forefront of the new creator economy

(1) Displayed logos are illustrative examples of companies that share category characteristics with FaZe.
(2) Bank of America "OK Zoomer: Gen Z Primer", November 2020.
(3) Twitter, Instagram, TikTok, YouTube, Twitch.
(4) Shareablee "The State of Social Media in the U.S. 2020", 2021.

7

FAZE TIMELINE

2010

FaZe founded as a group of young trickshotters

2011

First Esports team (Call of Duty)

2012

FaZe YouTube hits 1mm subs[1] (one of first Esports teams to reach milestone)

Signed sponsorship deal with G FUEL

2014

First YouTube gaming creator house

2016

100mm+ total followers[2]

2017

First international Esports championship (CSGO)

2018



Lee Trink becomes FaZe CEO

2019

Announced creative partnership with Man City

Sold out champion collab at ComplexCon / Shut down NY block pop up around FNCS[3]

Signed sponsorship deal with Nissan

Enter CDL with Cox via Atlanta FaZe

200mm+ total followers[2]

Offset joins FaZe
Nickmercs joins FaZe

2020



Juice WRLD collab sells $1.7mm+ in 24 hours[3]

Swagg joins FaZe

First FaZe5 contest, with over 200K applicants[3]


FAZE CLAN
#1
MONGRAAL

FaZe Clan named most talked about Esports team on Twitter[4]

2021


30TH CHAMPIONSHIP

Sign and develop Nuke Squad, and first female recruit Kalei

Crash NTWRK app with our Murakami collab, selling $1.2mm+ in a day[3]



SI Cover



350mm+ total followers[2], 10mm subs on FaZe Instagram[5]

Signed sponsorship deals with McDonald's, General Mills & Moonpay

Collaboration with DC Comics / Batman



2022

Snoop Dogg joins FaZe talent collective & board



Announced FaZe1: Powered by Moonpay

~500mm total followers[2]

Deestroying joins FaZe
Ronaldo joins FaZe

Signed sponsorship deals with Ghost Energy and Door Dash



Disney apparel collab, "Mickey On The Grid"

Announce joint marketing initiative with NFL

Merch | Talent | Esports | **Other** | Analytics Milestone

(1) YouTube.
(2) Twitter, Instagram, TikTok, YouTube, Twitch.
(3) Internal sales and audience data, management analysis.
(4) Twitter "Over 2 Billion Gaming Tweets in 2020!", January 2021.
(5) Instagram.

8

FaZe Has Become a Cultural Phenomenon (1) 9 (1) Internal sales and audience data, management analysis. (2) NFL “Super Bowl LVI Averages Audience of 112.3 Million Viewers, is Most - watched Show in Five Years”, February 2022 DC Comics SEPT. 2021 SI Cover JUNE 2021 First Esports team on the cover Est. 131mm+ reach across all channels (1) McDonald’s Changes Its Name AUG. 2021 James Bond Event OCT. 2021 Murakami JUNE 2021 $1.2mm+ sales in <4 hours (1) Crashed partner’s app RTFKT / Jersey Drop DEC. 2021 Celebrity status of FaZe talent and broad reaching exposure 34 th Esports Championship JUNE 2022 Snoop Dogg Super Bowl FEB. 2022 Brand power and cross - platform appeal Expansion into cutting edge digital market with top partner (RTFKT also acquired by Nike) Cultural relevance and exposure to viewers 112mm (2)

DISTINGUISHED MANAGEMENT TEAM & BOARD OF DIRECTORS[(1)]



Lee Trink

- Joined FaZe as an advisor in 2016 and CEO in 2018
- Built his own business where he managed artists like Kid Rock and worked with Katy Perry, Rolling Stones and Coldplay
- 20+ years of media experience including Dare Mighty Entertainment, Capitol Records, Virgin Records, Lava Records

CEO & Chairman of the Board



Zach Katz

- Joined FaZe in 2022
- 20+ years of media experience, including President of BMG US, CEO of Beluga Heights (partnership with Sony Music, Warner Music & Universal Music), music manager and music attorney
- Co-founded and served as CEO of music-tech investment fund, Raised in Space Ent.

President & COO



Tammy Brandt

- Joined FaZe in 2021
- Broad experience leading legal departments across public and private companies
- 20+ years of legal and M&A experience including Dreamscape, DXC Technology, ServiceMesh, Toyota

Chief Legal Officer



Kai Henry

- Joined FaZe in 2020
- Background of working with top talent and overseeing creative ventures
- 15+ years of experience in media, marketing and talent management including founding SKEE.TV, En Noir Clothing, Sol Republic Headphones

Chief Strategy Officer



Helen Webb

- Joined FaZe on an interim basis in 2022
- Previously a self-employed consultant, providing outsourced C-Suite solutions for investment management firms and investment funds
- 30+ years of finance experience including Post Advisory Group, Wilshire Associates

Interim Chief Financial Officer



Andre Fernandez

- CFO of WeWork Inc. (2022)
- Senior Advisor to Lee Trink (2022)
- Executive Vice President & CFO of NCR Corp. (2018 – 2020)
- President & CEO of CBS Radio Inc. (2015 – 2017)
- Board experience includes Buffalo Wild Wings, National Association of Broadcasters

Director



Angela Dalton

- Founder & CEO of Signum Growth Capital, specializing in videogaming, mass-market culture, and NFTs
- Managing Partner of Technology at Signum Global Advisors (2018 – 2019)
- Managing Director & Sector Head of TMT at Guggenheim Securities (2015 – 2018)

Director



Bruce Gordon

- Partner & member of the executive management committee of The ExCo Group (2012 – present)
- Senior Media Advisor to AlixPartners (2014 – present)
- Previous executive experience at The Walt Disney Company, Disney Interactive Media Group, and Disney/ABC-owned television stations

Director



Calvin "Snoop Dogg" Broadus Jr.

- American rapper, singer, songwriter, actor, record producer, DJ, media personality, and entrepreneur
- Executive Creative & Strategic Consultant at Def Jam Records
- Experience building businesses such as 19 Crimes and The Snoop Youth Football League

Director



Daniel Shribman

- Chief Investment Officer of B. Riley Financial Corp. (2019 – present)
- President of B. Riley Principal Investments (2018 – present)
- CEO of B. Riley Principal 150 Merger Corp. (2021-present)
- Board experience includes Eos Energy Enterprises, Alta Equipment Group, The Arena Group

Director



Mickie Rosen

- 30 years of operating, strategy, and board experience at the intersection of media, technology and e-commerce including Yahoo, Fox, Disney, Fabletics, Pandora, Hulu, and Fandango
- Board experience includes Bank of Queensland, Ascendant Digital Acquisition Corp. I, Fabletics

Director



Nick Lewin

- Chairman of the Board for Establishment Labs (2015 – present)
- General Partner of Crown Predator Holdings (2008 – present); Managing Partner (2000 – 2008)
- Additional board experience includes Halo Maritime Defense Systems

Director



Paul Hamilton

- Co-owner & CEO of Atlanta Esports Ventures; Operating the Atlanta FaZe in the Call of Duty League and the Atlanta Reign in the Overwatch League (2018 – present)
- President & CEO of the Greenspun Corporation (2011 – present)
- Co-founder & Principal of Province Inc., (2007 – present)

Director



Ross Levinsohn

- Chairman & CEO of The Arena Group (2019 – present); Operating Sports Illustrated, TheStreet
- CEO of The LA Times & Tribune Interactive (2017 – 2019)
- Co-founder of Whisper Advisors
- CEO roles at Guggenheim Digital Media, Yahoo,

Director

10

(1) Post business combination

957 766 594 570 331 229 201 143 127 FaZe is Among the Most Recognizable Sports Brands Worldwide 11 Cross Platform Actions (1) mm 1,800 FaZe has transcended Esports / gaming to rank among the largest sports brands in the world (1) Entity Organization Athletes Total Followers Leading Social Media Following (mm) (2) FaZe #3 U.S. Individual Organization Brand by Actions FaZe (3) 34.3 463.8 498.1 Lakers (4) 31.2 245.4 276.7 Warriors (4) 38.0 106.4 144.4 Cowboys (5) 10.3 16.5 26.8 Yankees (4) 7.4 11.4 18.8 Red Sox (4) 5.0 2.7 7.7 (1) Top 10 U.S. sports brands. Reactions, Comments, Shares, Retweets and Likes on Facebook / Twitter / Instagram, main account, 2020. Shareablee “The State of Social Media in the U.S. 2020”, 2021. (2) Twitter / Instagram / TikTok / YouTube / Twitch. (3) As of March 31, 2022. (4) As of July 7, 2022. (5) Athlete follower total as of September 2021. Organization total as of July 7, 2022.

12 FaZe Has Significant Runway for Monetization Monetization Per Audience Member Esports ~ $91 FaZe has significant growth potential as monetization improves on massive audience Sports (1) Relative Audiences (mm) Traditional Media (2) Digital Media (3) ~ $66 ~ $65 ~ $44 ~ $5 ~ $116 ~ $15 ~ $10 Unique Annual Viewers Average Subscribers Daily Active Users ~ $47 ~ $19 ~ $9 Est. Unique Audience (6) Floyd Mayweather earned $275mm for McGregor fight representing $64 per U.S. PPV (4.3mm) (4) (1) J.P. Morgan “Alexia’s Sports Rights Almanac – 2020”, June 2020. (2) SNL Kagan “TV Network Summary”. (3) SEC Edgar Filings. (4) Illustrative example only; should not be relied upon as providing assurances of future trends of monetization per audience member. Forbes “How Floyd Mayweather Made A Record $275 Million For One Night Of Work”, June 2018. (5) Reactions, Comments, Shares, Retweets and Likes on Facebook / Twitter / Instagram, main account, 2020. Shareablee “The State of Social Media in the U.S. 2020”, 2021. (6) Based on 2021A Revenue. Unique audience represents total subscribers to FaZe owned and FaZe talent channels on YouTube as of March 31, 2022. (6) ~ $0.35 FaZe has more social interactions than the next 8 Esports teams combined (5) 118 79 133 326 200 ~ 130 82 79 83 1,840 192 265

38 27 14 12 12 12 12 11 9 FaZe is the Unmatched Leader in Gaming Entertainment 13 Esports Cross Platform Actions (1) mm 143 FaZe has more social interactions than the next 8 Esports organizations combined FaZe G2 Esports Rex Regum QEON NRG TSM mibr Team Secret Fnatic Pain Gaming Team Vitality (1) Top 10 Esports brands. Reactions, Comments, Shares, Retweets and Likes on Facebook / Twitter / Instagram, main account, 2020. Shareablee “The State of Social Media in the U.S. 2020”, 2021.

Industry Dynamics

FAZE BENEFITS FROM SHIFT OF MEDIA CONSUMPTION AND DEMOGRAPHICS

Gen Z will Revolutionize Consumption

$33tn
Estimated Global Income by 2030E[1]

49%
Get Their News from Social Media[2]

40%
Prefer Hanging Out With Friends Virtually[1]

61%
Prefer to Watch Esports Over Traditional Sports[1]

68
Average Watched Videos Per Day[1]

Ways to Reach Young Audiences Evolving

Share of U.S. Marketers Using Influencer Marketing[3]

% of Total U.S. Marketers with 100+ Employees



55%
62%
68%
73%
2019
2020
2021
2022E

New Digital Content Reaching Young Audiences



Travis Scott Fortnite Concert

27.7mm live in-game participants / 167mm YouTube views[4]
One of the largest in-game concerts ever



Virtual K-pop Girl Group

>450mm views on most popular video[5]
Composed of League of Legends heroes



League of Legends World Championship Finals

~100mm unique viewers in 2018[6]
Greater viewership than the Super Bowl in 2019

(1) Bank of America "OK Zoomer: Gen Z Primer", November 2020.
(2) Ypulse "Gen Z & Millennials Have Very Different News Sources", July 2020.
(3) eMarketer, "New Forecast: US Influencer Marketing is Now a $3 billion-plus Industry", August 2021.
(4) Reuters "Travis Scott's Fortnite Concert Series Draws 27.7M unique views", April 2020. YouTube.
(5) YouTube.
(6) CNBC "This Esports Giant Draws in More Viewers Than the Super Bowl, and it's Expected to Get Even Bigger", April 2019.

15

FAZE WELL POSITIONED WHILE TRADITIONAL SPORTS FACING PRESSURE

Traditional Sports Have Seen Recent Headwinds

2019-2022 % Change in Broadcast Viewership[1]



NASCAR
NFL
NBA
Stanley Cup Playoffs
NBA Finals
World Series
Daytona
Super Bowl
(8%)
(18%)
(16%)
(3%)
1%

- *Esports audience **+34%** from 2019 to 2022[2]*
- *Esports audience projected **+20%** from 2022 to 2025E[2]*

Traditional Sports Skew Older

% of Audience Under 34[3]



80%
45%
37%
29%
24%
14%
NBA
NFL
NASCAR

(1) World Series representative of 2019-2021 % change given not played until October 2022. JSportsMedia Watch, "Stanley Cup Final Audience Middle-of-the-Road", June 2022; Sports Mint, "NBA Scores 12.4 Million Viewership in 2022 Finals", June 2022; ESPN, "Viewership for the 2021 NBA Finals on ABC Up 32% From Last Year", July 2021; SportsNaut, "MLB Ratings: 2021 World Series Television Ratings Improve, Still Long-Term Concerns for Baseball", November 2021; Sports Business Journal, "Daytona 500 Viewership Up from Record Lows in Recent Years", February 2022; SportsMedia Watch, "Super Bowl Ratings History (1967 – Present)"; Influencer Marketing Hub, "The Incredible Growth of eSports [+ eSports Statistics]", June 2022.

(2) Newzoo "Global Esports & Live Streaming Market Report", April 2022.

(3) Source: J.P. Morgan "Alexia's Sports Rights Almanac – 2020", June 2020.

16

215 2019 Current 28% 18 - 34 35+ 40% 2 - 34 35+ 80% 13 - 34 35+ FaZe is Well Positioned to Engage and Serve Gen Z at Scale 17 Core Audience Age Breakdown FaZe Audience Indexes Significantly Younger than Other Media Averages Massive FaZe Audience Continues to Grow FaZe Social Media Reach (2) mm FaZe reached 1bn+ social media views in 2020 Social Media (1) Television (1) 498 + FaZe’s core audience, 13 - 34 yr. old, is a demographic that is increasingly difficult to reach with other media (1) Nielsen “The Nielsen Total Audience Report”, March 2021. (2) Twitter, Instagram, TikTok, YouTube, Twitch. Current as of March 31, 2022

Monetization

19 Multi Platform Monetization Strategy Esports / Gaming Prize money Digital items League participation Transfers Content Owned + talent network Ad revenue Long form content Brand Sponsorship Sponsors Scatter Branded content Consumer Products Branded goods Player deals / collabs Mass retail International Replicate business model New markets Local talent

Brand Strength & Audience Access Provide Expanding Opportunity Set 20 Subscription Offerings Fan Club Real Money Gambling Live Events Virtual Dining Concepts Game Publisher Partnerships Metaverse / NFTs Position at the forefront of the new creator and digital economy provides a diverse range of future opportunities

Brand Sponsorship: Increasingly Diverse Partner Roster 21 Early FaZe Sponsors Recent FaZe Sponsors Primarily gaming and adjacent verticals Mass appeal food and beverage, auto, technology etc. FaZe’s Sponsorship portfolio has expanded as well - known sponsors have recognized the power, reach and affinity for the FaZe brand and core audience Larger corporations unable to reach Gen - Z demo through traditional media FaZe’s diversified content offerings and highly engaged Gen - Z audience Niche sponsorship categories continue to arise as companies become more specialized

Content: FaZe is a Digital Publisher with a Focus on Creating IP for the Future 22 Platforms Formats Distribution Today Future State (1) DIGITAL SOCIAL LIVE STREAM / EVENTS MERCH LINEAR SERIES MUSIC DOCUMENTARY PODCASTS FaZe is evolving from a digital publisher into an IP engine, diversifying into different content verticals across a wide array of platforms (1) Represents illustrative potential opportunities / partners.

23 2016 Branded Merch. Collabs Branded Merch. Branded Merch. Mass Retail Metaverse Int’l Food Peripherals 2024E (1) 2018 Current Player Lines Collabs Branded Merch. Player Lines Collabs Growth expected to accelerate as depth and breadth of consumer product offerings and distribution expand Consumer Products: Growing FaZe as an Esports / Gaming Lifestyle Brand (1) Represents illustrative potential opportunities. Int’l

24 Esports / Gaming: Expanding Reach Esports is key to building and reinforcing the FaZe brand, particularly internationally given the global nature of the competitions and rosters FaZe has competed professionally for ~10 years and continues to seek out new opportunities to expand its reach FaZe plans to continue to enter new games like Rocket League that expand FaZe brand and presence domestically and internationally 34 Championships Expansion Opportunities (1) (1) Represents illustrative potential opportunities.

The end